EMPLOYMENT CONTRACT

AGREEMENT, dated as of January 18,2017, between PetLife Pharmaceuticals, Inc., a Nevada corporation ("Petlife" or the "Company") and Geoffrey Boderick ("Employee"), an individual.

The parties hereby agree as follows:

1. TERM OF EMPLOYMENT. The Company hereby employs employee, and Employee hereby accepts employment, on the terms and subject to the conditions hereinafter set forth, for a term (the "Employment Period") commencing on the date of closing and subject to the funding and continuing until January 18,2019 (the "Expiration Date"). The Company shall have the sole right at its discretion to extend the Employment Period for an additional 24 months.

2. DUTIES AND PRIVILEGES. During the Employment Period, Employee shall serve as President and be responsible to and report to the Board of Directors, or to such person as may be designated by the most senior executive of PetLife (Chief Executive Officer if such a person shall be appointed by the Board); perform such services consistent with Employee's position hereunder as the President may from time to time require, devote Employee's business time, ability and energy to the performance of Employee's duties hereunder, and use Employee's best efforts to advance the interests and businesses of the Company, its divisions, subsidiaries and affiliates.

3. COMPENSATION

(a) The Company shall pay to Employee a salary at the rate of $12,500 per month. Payment on salary will begin as soon as adequate funds are available in the company's bank account to meet current obligations.

(b) Employee may be entitled to bonuses payable by the Company as determined by the Board of Directors based upon Employee's perceived contribution to improvement in the revenues and balance sheet of the Company.

(c) During the Employment Period, Employee shall be eligible to participate in if any then operated benefit plans of PetLife or its affiliates which are applicable generally to the Company's executive of comparable rank to Employee ("Employee Benefit Plans"), subject to the respective terms and conditions of such Employee Benefit Plans.

(d) Upon the signing of the initial employment contract, The Company shall award to Employee a total of 3 million shares of Petlife Restricted Stock to be vested every 3 months as per the following schedule, beginning 91 days signing of this agreement. This first award of 350,000 shares shall be made on day 91 and additional awards of 350,000 share every 3 months until the completion of the initial contract term. Shares will be considered earned at the end of each 3-month period.

(e) The Company shall award the employee 1 million shares of Restricted stock upon the submission of Petlife INAD (Investigational New Animal Drug) application for Vitalzul to the FDA and absence of objection to the application by the FDA.

(f) The Company shall award the employee 3 million shares of restricted stock upon the final approval of Vitalzul by the FDA. This award will not be granted for provisional or tentative approval.

(g) Shareholder agrees not to sell more than 2,000 shares per trading day or a total of 10,000 shares in any 5-day trading period after the restriction has been removed. Once the company has successfully been up listed to NASDAQ or AMEX, he/she will not sell on a single day any more than 2% of the previous weeks average trading volume in any single day of trading the preceding week. Employee agrees to provide accounting directly with his broker anytime requested by the management of the Company. This bleed out agreement will survive termination of this contract for any cause.

4. <u>EXPIRATION OF TERM AND TERMINATION</u> Employee's employment by Company and this Agreement shall automatically expire and terminate on the Expiration Date unless sooner terminated as set forth herein. This Agreement may be terminated at any time for cause and within the first 90 days for any reason deemed appropriate by the Company. All compensation earned as of the date of the termination shall be paid. Stock vested at the time of termination shall be considered earned. The bleed out agreement in section 3(g) will survive termination of this contract for any cause.

5. <u>CODE OF BUSINESS CONDUCT</u> Employee acknowledges that Employee: (a) has received and reviewed the Code of Business Conduct of PetLife (as may be modified from time to time, the "CBC"; (b) has been completed and returned a signed copy of the CBC; and (c) will fully comply with the CBC.

6. <u>NONDISCLOSURE</u> Employee shall not, at any time during or following the Period of Employment, disclose, use, transfer or sell, except in the course of employment with the Company, any confidential information or proprietary data of the Company and its subsidiaries so long as such information or proprietary data remains confidential and has not been disclosed or is not otherwise in the public domain

.

7. <u>NOTICES</u> All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person (in the Company's case, to its Chief Executive Officer) or thirty-six (36) hours after deposit thereof in the United States mails, postage prepaid, for delivery as registered or certified mail – addressed, in the case of Employee, to the Employee's residential address, and in the case of the Company, to its corporate headquarters, attention of the Chief Executive Officer, or to such other address as Employee or the Company may designate in writing at any time or from time to time to the other party.

8. <u>REPRESENTATIONS AND WARRANTIES OF EMPLOYER</u> The Company represents and warrants that the execution of this Agreement has been duly authorized by

(e) The Company shall award the employee 1 million shares of Restricted stock upon the submission of Petlife INAD (Investigational New Animal Drug) application for Vitalzul to the FDA and absence of objection to the application by the FDA.

(f) The Company shall award the employee 3 million shares of restricted stock upon the final approval of Vitalzul by the FDA. This award will not be granted for provisional or tentative approval.

(g) Shareholder agrees not to sell more than 2,000 shares per trading day or a total of 10,000 shares in any 5-day trading period after the restriction has been removed. Once the company has successfully been up listed to NASDAQ or AMEX, he/she will not sell on a single day any more than 2% of the previous weeks average trading volume in any single day of trading the preceding week. Employee agrees to provide accounting directly with his broker anytime requested by the management of the Company. This bleed out agreement will survive termination of this contract for any cause.

4. EXPIRATION OF TERM AND TERMINATION Employee's employment by Company and this Agreement shall automatically expire and terminate on the Expiration Date unless sooner terminated as set forth herein. This Agreement may be terminated at any time for cause and within the first 90 days for any reason deemed appropriate by the Company. All compensation earned as of the date of the termination shall be paid. Stock vested at the time of termination shall be considered earned. The bleed out agreement in section 3(g) will survive termination of this contract for any cause.

5. CODE OF BUSINESS CONDUCT Employee acknowledges that Employee: (a) has received and reviewed the Code of Business Conduct of PetLife (as may be modified from time to time, the "CBC"; (b) has been completed and returned a signed copy of the CBC; and (c) will fully comply with the CBC.

6. NONDISCLOSURE Employee shall not, at any time during or following the Period of Employment, disclose, use, transfer or sell, except in the course of employment with the Company, any confidential information or proprietary data of the Company and its subsidiaries so long as such information or proprietary data remains confidential and has not been disclosed or is not otherwise in the public domain

7. NOTICES All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person (in the Company's case, to its Chief Executive Officer) or thirty-six (36) hours after deposit thereof in the United States mails, postage prepaid, for delivery as registered or certified mail -- addressed, in the case of Employee, to the Employee's residential address, and in the case of the Company, to its corporate headquarters, attention of the Chief Executive Officer, or to such other address as Employee or the Company may designate in writing at any time or from time to time to the other party.

8. REPRESENTATIONS AND WARRANTIES OF EMPLOYER The Company represents and warrants that the execution of this Agreement has been duly authorized by

resolution of its Board of Directors, and that this Agreement constitutes a valid and binding obligation of Employer in accordance with its terms.

9. MISCELLANEOUS This Agreement constitutes the entire understanding between Employer and Employee relating to employment of Employee by the Company and its subsidiaries and supersedes and cancels all prior written and oral agreements and understandings with respect to the subject matter of this Agreement. This Agreement may be amended but only by a subsequent written agreement of the parties. This Agreement shall be binding upon and shall inure to the benefit of Employee, his or her heirs, executors, administrators and beneficiaries and to the benefit of the Company and its successors.

10. APPLICABLE LAW AND VENUE The Laws of the State of Maryland shall apply to the interpretation and/or enforcement of this agreement. Venue for the interpretation or enforcement of this agreement shall lie exclusively in Baltimore Maryland, in a court of appropriate jurisdiction. In the event this Agreement and/or any associated right become the subject of litigation, it is agreed that such matters will be heard by the trial court only and that the parties hereby waive their right to trial by jury. If agreeable to both parties, arbitration may be used to settle any dispute regarding this contract.

IN WITNESS, WHEREOF, the parties hereto have executed the Agreement or caused it be executed on their behalf as of the date first above written:

____

Petlife Pharmaceuticals, Inc.
Ralph T. Salvagno M.D.
Chief Executive Officer, Chairman of the Board of Directors

____

Geoffrey Boderick